        F I L E D
  in the Office of the
Secretary of State of the
    STATE OF NEVADA
     Sep 24 1996
     C-15113-96                                                    EXHIBIT 3.1
     Dean Heller
  Secretary of State
   /s/ Dean Heller

              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                   CYMER, INC.



         Pursuant to Sections 78.390 and 78.403 of the Nevada General Corporation Law, the articles of incorporation of Cymer, Inc., a Nevada corporation, are hereby amended and restated to read in their entirety as follows:

         "1. NAME OF CORPORATION. The name of the corporation is Cymer, Inc.

         2. RESIDENT AGENT. The address of the corporation's registered office in the State of Nevada is 402 N. Division Street, Carson City, Nevada 89703. The name of its registered agent at such address is Roy L. Farrow.

         3. SHARES. The corporation (sometimes referred to in these Articles of Incorporation as the "Company") is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock authorized to be issued is Twenty- five Million (25,000,000), $.001 par value per share. The total number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000), $.001 par value per share.

                  The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article III, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                           (1) The number of shares constituting that series and
the distinctive designation of that series;

                           (2) The dividend rate on the shares of that series,
whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                           (3) Whether that series shall have voting rights in
addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                           (4) Whether that series shall have conversion
privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

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                           (5) Whether or not the shares of that series shall be
redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                           (6) Whether that series shall have a sinking fund for
the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                           (7) The rights of the shares of that series in the
event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, of any, of payment of shares of that series; and

                           (8) Any other relative rights, preferences and
limitations of that series.

         4. GOVERNING BOARD. The members of this corporation's governing board shall be styled as directors. The number of directors from time to time shall be determined as set forth in the bylaws. The present Board of Directors consists of five (5) members and the names and addresses are as follows:


Name                                        Address
---------------------                       ----------------------------------
Richard P. Abraham                          Weeden Capital Partners, L.P.
                                            12833 La Vida Real
                                            Los Altos Hills, CA 94022

Robert P. Akins                             Cymer Laser Technologies
                                            16275 Technology Drive
                                            San Diego, CA 92127

Kenneth M. Deemer                           Interven Partners
                                            2401 Pine Avenue
                                            Manhattan Beach, CA 90266

Peter J. Simone                             Simplex Time Recorder Co.
                                            Group Vice President
                                            Simplex Plaza
                                            Gardner, MA 01441

F. Duwaine Townsen                          Ventana Growth Fund
                                            Rio Vista Towers
                                            Suite 500
                                            8880 Rio San Diego Drive
                                            San Diego, CA 92108

         5.       PERSONAL LIABILITY.

                           (a) To the fullest extent permitted by the Nevada
General Corporation Law as the same exists or as may hereafter be amended, a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty; provided, however, that this provision shall not eliminate or limit the liability of a director or officer for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or for the payment of distributions in violation of Nevada Revised Statutes Section 78.300.

                           (b) The corporation shall indemnify to the fullest
extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation or any predecessor of the corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the corporation or any predecessor to the corporation. To the fullest extent permitted by law, the corporation shall pay all expenses of directors and officers as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined by a court that such director or officer is not entitled to be indemnified.

                           (c) Neither any amendment nor repeal of this Article
5, nor the adoption of any provision of this corporation's articles of incorporation inconsistent with this Article 5, shall eliminate or reduce the effect of this Article 5 in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article 5, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision."

        THE UNDERSIGNED, being Vice President and Assistant Secretary, respectively, of Cymer, Inc. (the "Company"), do hereby declare and certify as required by Section 78.390(1) of the Nevada General Corporation Law that the following facts are true:

(a) The vote required for the amendment and restatement of the Company's articles of incorporation set forth above was a majority of the outstanding shares of the Company's Common Stock and a majority of the outstanding shares of the Company's Preferred Stock.

(b) The vote obtained exceeded a majority of the outstanding shares of the Company's Common Stock and a majority of the outstanding shares of the Company's Preferred Stock.

The undersigned do make and file this certificate, hereby declaring and certifying that the facts herein stated are true.

                                /s/  William A. Angus, III
                                -------------------------------
                                William A. Angus, III,
                                Senior Vice President



                                /s/  Henry P. Massey, Jr.
                                -------------------------------
                                Henry P. Massey, Jr.,
                                Assistant Secretary

STATE OF CALIFORNIA

County of Santa Clara

        On this 23rd day of September, 1996, before me, Scott Winship, a Notary Public, State of California, duly commissioned and sworn, personally appeared William A. Angus, III, (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.

        IT WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the Santa Clara County of California on the date set forth above on this certificate.

                                /s/  Scott Winship
                                ----------------------------------
[SEAL]                          Notary Public, State of California

                                My commission expires April 23, 2000

State of California

County of Santa Clara

On September 24, 1996, before me, Victoria Plock, Notary Public, personally appeared Henry P. Massey, Jr., personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature:  /s/  Victoria Plock          (Seal)
            ------------------------
                 Notary Public

            THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED ARTICLES
                   OF INCORPORATION FOR A NEVADA CORPORATION

 1. Name of corporation Cymer, Inc.
                        -------------------------------------------------------

 2. Date of adoption of Amended and Restated Articles August 21, 1996
                                                     --------------------------

 3. If the articles were amended, please indicate what changes have been made:
    (a) Was there a name change?  Yes [ ]  No [X]   If yes, what is new name?

    ---------------------------------------------------------------------------
    (b) Did you change the resident agent? Yes [ ] No [X] If yes, please indicate the new resident agent and address.

    ---------------------------------------------------------------------------

    ---------------------------------------------------------------------------
    Please attach the resident agent acceptance certificate.

    (c) Did you change the purposes? Yes [ ]  No [X]   Did you add Banking? [ ]
        Gaming? [ ]  Insurance? [ ] None of these? [X]

    (d) Did you change the capital stock?   Yes [X] No [ ]   If yes, what is
        the new capital stock?

        Eliminate provisions applicable to formerly outstanding shares of Preferred Stock; authorize 5,000,000 shares of "blank check" Preferred Stock

    (e) Did you change the directors? Yes [ ] No [X] If yes, indicate the changes:

        ------------------------------------------------------------------------
    (f) Did you add the directors liability provision? Yes [ ]  No [X]
    (g) Did you change the period of existence? Yes [ ] No [X] If yes, what is the new existence?

        -----------------------------------------------------------------------
    (h) If none of the above apply and you have amended or modified the articles, how did you change your articles?

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        -----------------------------------------------------------------------

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/s/ William A. Angus, III                September 23, 1996
----------------------------            --------------------
Name and Title of Officer                       Date



State of California         x
         -------------------x  ss:
County of Santa Clara       x
          ------------------x
    On September 23, 1996    , personally appeared before me, a Notary Public,
       --------------------
   William A. Angus, III                 , who acknowledged
   -------------------------------------
that he/she executed the above instrument.


         [Notray Public Seal]                /s/ Scott Winship
                                        ---------------------------------
                                                Notary Public